November 2007
Filed pursuant to Rule 433 dated November 5, 2007 Relating to Preliminary Pricing Supplement No. 414 dated November 5, 2007 to Registration Statement No. 333-131266
STRUCTURED INVESTMENTS
Opportunities in Currencies

Protected Fund-Linked Securities due November 30, 2012
Based on the Performance of the 2007-3 Fund Dynamic Reference Index
Related to the Morgan Stanley FX Alpha Plus Strategy Portfolio

Protected Fund-Linked Securities offer capital protection and appreciation potential at maturity.  At maturity, you will receive the principal amount plus a Supplemental Redemption Amount based on the percentage increase, if any, of the value of the Reference Index above the threshold value of 100.
SUMMARY TERMS
Issuer:	Morgan Stanley
Maturity Date:	November 30, 2012
Issue Price:	$10 (see “Commissions and Issue Price” below)
Pricing Date:	November , 2007
Original Issue Date:	November , 2007 (5 business days after the Pricing Date)
Reference Index:
The Reference Index will be the 2007-3 Fund Dynamic Reference Index which tracks the performance of hypothetical investments in two assets and a liability (each, an “Index Component”).  The two assets are (i) the Equity Component, which represents a hypothetical currency-based investment in the Class D shares of the Morgan Stanley FX Alpha Plus Strategy Portfolio (“Fund”), and (ii) the Zero-Coupon Bond Component.  The liability is the Leverage Component.
The Reference Index will have an initial value of 97.
Please read “Investment Overview” on pages 2-5 for more information on the Reference Index.

Aggregate Principal Amount:	$
Payment at Maturity:	$10 plus a Supplemental Redemption Amount, if any.
Supplemental Redemption Amount:	The greater of (i) zero and (ii) $10 times the percentage change in the Reference Index as of the Determination Date from the threshold value of 100.
Determination Date:	November 23, 2012
CUSIP:	617475124
Listing:	None
Agent:	Morgan Stanley & Co. Incorporated

Commissions and Issue Price:	Price to Public(1)	Agent’s Commissions(1)(2)	Proceeds to Company
Per Security:	$10.00	$0.30	$9.70
Total:	$	$	$

(1)
The actual price to public and agent’s commissions for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of Securities purchased by that investor.  The lowest price payable by an investor is $9.90 per Security.  Please see “Syndicate Information” on page 9 for further details.

(2)
If you continue to hold your Securities, we will pay the brokerage firm through which you hold your Securities additional commissions on an annual basis at an annual rate of 0.25% per Security for each day that hypothetical funds are allocated to the Equity Component.  For additional information, see “Supplemental Information Concerning Plan of Distribution” in the accompanying preliminary pricing supplement and “Plan of Distribution” in the accompanying prospectus supplement.

YOU SHOULD READ THIS DOCUMENT TOGETHER WITH THE PRELIMINARY PRICING SUPPLEMENT DESCRIBING THE OFFERING, AND THE RELATED PROSPECTUS SUPPLEMENT AND PROSPECTUS, EACH OF WHICH CAN BE ACCESSED VIA THE HYPERLINKS BELOW, BEFORE YOU DECIDE TO INVEST.

HUPreliminary Pricing Supplement No. 414 dated November 5, 2007
UAmendment No. 1 to Prospectus Supplement dated July 24, 2007UH                             HUProspectus dated January 25, 2006

YOU SHOULD ALSO READ THE PROSPECTUS FOR THE FUND ON FILE AT THE SEC WEBSITE, WHICH CAN BE ACCESSED VIA THE HYPERLINK BELOW.  THE CONTENTS OF THE PROSPECTUS FOR THE FUND, AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, ARE NOT INCORPORATED BY REFERENCE HEREIN OR IN ANY WAY MADE A PART HEREOF.

HUProspectus for the Morgan Stanley FX Alpha Plus Strategy Portfolio

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

Morgan Stanley FX Alpha Plus Strategy Portfolio –– Protected Fund-Linked Securities
Based on the Performance of the 2007-3 Fund Dynamic Reference Index
Investment Overview

Protected Fund-Linked Securities
Protected Fund-Linked Securities, which we refer to as the Securities, are Morgan Stanley-issued securities that offer capital protection and appreciation potential at maturity.  In order to provide principal protection and a Supplemental Redemption Amount based on the performance of the Reference Index, the Securities use dynamic allocation, a systematic and rule driven process, to allocate the Reference Index among the Index Components.  Dynamic allocation provides flexibility to maximize the allocation of the Reference Index to the Equity Component, the portion of the investment that drives the return on the Securities, while providing for the return of principal at maturity via the Zero-Coupon Bond Component.

The Securities are linked to the Reference Index which tracks the performance of hypothetical investments in the following three Index Components.

Equity Component
Each unit of Equity Component represents the value of an initial $100 hypothetical currency-based investment in the Class D shares of the Fund.  Although the Fund generally invests in the global currency markets, we refer to the hypothetical investment in the Class D shares of the Fund as the Equity Component because the performance of that component of the Reference Index drives whether or not the Securities will pay any Supplemental Redemption Amount at maturity.  The allocation to the Equity Component will vary over the term of the Securities and will be capped at 150% of the Reference Index.  To the extent that the Reference Index is allocated to the Equity Component, any distributions made on the hypothetical investment in the Class D shares of the Fund then represented by the Equity Component will be hypothetically reinvested in the Equity Component.

Zero-Coupon Bond Component
Each unit of Zero-Coupon Bond Component represents the value at any time of a hypothetical $100 face value zero-coupon bond investment maturing on the scheduled Determination Date with a yield to maturity equal to the applicable zero-coupon yield based on prevailing USD swap rates.  The Zero-Coupon Bond Component serves to assure that the value of the Reference Index will be at or above 100 at maturity.

Leverage Component
The Leverage Component represents the cost of hypothetical borrowed funds which are used to leverage the allocation to the Equity Component above 100% (up to a maximum allocation of 150% of the Reference Index).

November 2007	Page 2

Morgan Stanley FX Alpha Plus Strategy Portfolio –– Protected Fund-Linked Securities
Based on the Performance of the 2007-3 Fund Dynamic Reference Index
Initially, the Reference Index allocation for each Index Component is expected to be:

Index Component	Allocation
Equity Component	90% to 100%
Zero-Coupon Bond Component	0% to 10%
Leverage Component	0%

The actual initial allocations will be set on the Pricing Date, based on the Targeted Equity Exposure (as defined below) on the Pricing Date.  These allocations will be adjusted over the term of the Securities depending on the performance of the Equity Component and the Zero-Coupon Bond Component.

On any index business day, the value of the Reference Index will equal the sum of (i) the value of the allocation to the Equity Component, plus (ii) the value of the allocation to the Zero-Coupon Bond Component, minus (iii) the value of the Leverage Component, minus (iv) one day’s pro rata portion of the Reference Index Adjustment Factor of 1.75% per annum, if the Reference Index then includes any allocation to the Equity Component.  The initial value of the Reference Index will be 97.

The “Reference Index Closing Value” on any index business day will be calculated by Morgan Stanley & Co. Incorporated, as the “Calculation Agent,” based on the values of the Index Components at the regular weekday close of trading on that index business day as described in the paragraph above.  The Reference Index Closing Value on any day that is not an index business day will equal the Reference Index Closing Value on the previous day minus the Reference Index Adjustment Factor and the Daily Leverage Charge of federal funds rate plus 0.95% per annum on the Leverage Component, if any, for that day.

Allocation of hypothetical investments between the Equity Component and the Zero-Coupon Bond Component will be determined through a dynamic allocation strategy based upon the performance of the Equity Component and changes in interest rates.  The strategy is designed to maximize the Reference Index’s exposure to the Equity Component without jeopardizing the ability of the Reference Index to be at or above 100 at maturity by adjusting the hypothetical investments as described below.

As the value of the Equity Component or interest rates change, the allocation of the Index Components within the Reference Index is expected to change as follows:

▪
If the value of the Equity Component increases (assuming no change in other factors), the allocation to the Equity Component within the Reference Index may increase and the allocation to the Zero-Coupon Bond Component may decrease.  The allocation to the Equity Component may be increased up to 150% of the Reference Index through the use of borrowed funds from the Leverage Component.

▪
If the value of the Equity Component decreases (assuming no change in other factors), the allocation of the Equity Component within the Reference Index may decrease and the allocation to the Zero-Coupon Bond Component may increase.

The reallocation process is designed to maximize the Reference Index’s exposure to the Equity Component to the extent that such Equity Component exposure is consistent with the objective of achieving a value of the Reference Index of at least 100 at the maturity of the Securities.  However, if the allocation to the Equity Component falls to zero, it will remain at zero for the remaining term of the Securities and, because the Equity Component drives the amount of the Supplemental Redemption Amount payable at maturity, the Payment at Maturity per Security will be limited to the $10 principal amount and no more than a small Supplemental Redemption Amount, if any.

The dynamic allocation process is systematic and rule-driven.  The process involves comparing the value of the Reference Index to the “Bond Floor” (which is the value of a hypothetical zero-coupon bond with a face value of $100 maturing on the scheduled Determination Date with a yield to maturity equal to the applicable zero-coupon yield based on prevailing USD swap rates) in order to determine whether more or less hypothetical funds may be invested in the Equity Component in a manner that is consistent with the goal of assuring that the value of the Reference Index will be at or above 100 at maturity:

▪	When the Reference Index is sufficiently greater than the Bond Floor, the allocation to the Equity Component will be increased.

November 2007	Page 3

Morgan Stanley FX Alpha Plus Strategy Portfolio –– Protected Fund-Linked Securities
Based on the Performance of the 2007-3 Fund Dynamic Reference Index
▪	Conversely, if the Reference Index is too close to the Bond Floor, the allocation to the Equity Component will be decreased.

▪
The Bond Floor will rise when interest rates fall, which may lead to a decrease in the allocation to the Equity Component within the Reference Index and an increase in the allocation to the Zero-Coupon Bond Component.

The above is an overview of the Securities and the Reference Index.  For a more detailed description, please read the section in the accompanying preliminary pricing supplement called “Description of Securities.”  You may access the preliminary pricing supplement via the following hyperlink:

HUPreliminary Pricing Supplement No. 414 dated November 5, 2007

Please also read all of the examples under “Information about the Reference Index—Hypothetical Simulated Data on the Reference Index” on pages 16-19.

Dynamic Allocation

The allocation between the Equity Component and the Zero-Coupon Bond Component will change during the term of the Securities pursuant to a pre-determined dynamic allocation process.  The dynamic allocation process is designed to allow varying exposure to the Equity Component, with the objective of maximizing return potential while assuring that the value of the Reference Index will be at or above 100 at maturity.  Using borrowed funds available through the Leverage Component, the allocation to the Equity Component within the Reference Index could be increased up to 150% of the value of the Reference Index if the value of the Equity Component increases sufficiently, but the allocation to the Equity Component could be as low as zero if the value of the Equity Component or interest rates decrease sufficiently.  If the amount allocated to the Equity Component falls to zero at any time during the term of the Securities, it will remain at zero for the remaining term of the Securities and, because the Equity Component drives the amount of the Supplemental Redemption Amount payable at maturity, the Payment at Maturity per Security will be limited to the $10 principal amount and no more than a small Supplemental Redemption Amount, if any.

A reallocation of the hypothetical funds invested in the Index Components that constitute the Reference Index at any time will occur upon a Reallocation Determination Event, an Underlying Security Reallocation Event or a Defeasance Event, as described below.

Reallocation Determination Event
The Calculation Agent will determine that a Reallocation Determination Event has occurred when the difference between the Reference Index Closing Value and the Bond Floor divided by the value of the allocation to the Equity Component (the “Gap Ratio”) is outside the acceptable range of 15% to 25% (the “Target Gap Risk Range”).

▪
If the Gap Ratio is below the Target Gap Risk Range, indicating that the exposure to the Equity Component is outside the preferred risk tolerance of the Reference Index, the allocation process requires a reduction of the allocation to the Equity Component down to the Targeted Equity Exposure.

▪
If the Gap Ratio is above the Target Gap Risk Range, indicating a suboptimal exposure to the Equity Component, the allocation process requires an increase of the allocation to the Equity Component up to the Targeted Equity Exposure.

The “Targeted Equity Exposure” at any time is the product of (i) 5 times (ii) the Buffer, up to the maximum of 150% of the Reference Index.  The “Buffer” represents the percentage by which the Reference Index Closing Value exceeds the Bond Floor on any day.

On each index business day on which no market disruption event or trading restriction occurs, the Calculation Agent will test whether a Reallocation Determination Event has occurred as of the end of the previous index business day on which no market disruption event or trading restriction occurred, and, generally, any required hypothetical reallocation of funds will be effected on the index business day of such determination.

Assuming the Calculation Agent determines that a Reallocation Determination Event has occurred, the following table illustrates the effect on the allocation to the Equity Component based on changes in various factors (assuming no change in other factors):

November 2007	Page 4

Morgan Stanley FX Alpha Plus Strategy Portfolio –– Protected Fund-Linked Securities
Based on the Performance of the 2007-3 Fund Dynamic Reference Index
Change in factor	Effect on allocation to the Equity Component within the Reference Index
Value of Equity Component rises	Allocation to the Equity Component tends to increase as the difference between the Reference Index Closing Value and the Bond Floor increases
Value of Equity Component falls	Allocation to the Equity Component tends to decrease as the difference between the Reference Index Closing Value and the Bond Floor decreases
Interest rates increase	Allocation to the Equity Component tends to increase as Bond Floor decreases
Interest rates decrease	Allocation to the Equity Component tends to decrease as Bond Floor increases

Underlying Security Reallocation Event
If, at any time during any index business day on which no market disruption event or trading restriction occurs, the estimated net asset value of the Class D shares of the Fund, as determined by the Calculation Agent, drops by 10% or more from the published net asset value of the Class D shares of the Fund as of the regular weekday close of trading (“Fund Closing Value”) on the previous index business day on which no market disruption event or trading restriction occurs, a reallocation will be effected by the Calculation Agent.

Defeasance Event
If, in testing whether a Reallocation Determination Event has occurred or following an Underlying Security Reallocation Event, the Calculation Agent determines that the Buffer has fallen to below 1%, all of the hypothetical funds will be allocated to the Zero-Coupon Bond Component for the remaining term of the Securities.  If hypothetical funds are completely allocated out of the Equity Component, the Payment at Maturity per Security will be limited to the $10 principal amount and no more than a small Supplemental Redemption Amount, if any.

The above is an overview of the dynamic allocation process.  Please read the section in the accompanying preliminary pricing supplement called “Description of Securities—The Reference Index—Reallocations of the Index Components” for a more detailed explanation of the allocation process.  You may access the preliminary pricing supplement via the following hyperlink:
HUPreliminary Pricing Supplement No. 414 dated November 5, 2007

Please also read the examples under “How the Protected Fund-Linked Securities Work—Hypothetical Allocations” on pages 10.

Morgan Stanley FX Alpha Plus Strategy Portfolio

The Morgan Stanley FX Alpha Plus Strategy Portfolio, which is managed by affiliates of ours, generally invests in currency spot, forward and non-deliverable forward transactions involving currencies selected based on a proprietary quantitative currency selection process.  The Fund also invests in money market instruments to generate income and to serve as collateral for the Fund’s investments in currency transactions.  The investment adviser to the Fund is Morgan Stanley Investment Advisors Inc. (the “Investment Adviser”) and the sub-adviser to the Fund is Morgan Stanley Investment Management Limited (the “Sub-Adviser”).  See “Information about the Reference Index—Morgan Stanley FX Alpha Plus Strategy Portfolio” on pages 20.

Information on the Class D shares of the Fund as of market close on November 1, 2007 is as follows:

Current Fund Closing Value:	9.93

High Fund Closing Value (from Inception on August 15, 2007):	10.07 (on 9/25/07 and 9/26/07)

Low Fund Closing Value (from Inception on August 15, 2007):	9.90 (on 10/30/07)

November 2007	Page 5

Morgan Stanley FX Alpha Plus Strategy Portfolio –– Protected Fund-Linked Securities
Based on the Performance of the 2007-3 Fund Dynamic Reference Index
Key Investment Rationale

The Securities provide investors with the following opportunities:

▪	Potential enhanced returns on a bond portfolio by taking currency-linked risk on any increase in the value of the Reference Index

▪	100% principal protection on their investment

Best Case Scenario	¡ Investors receive their principal plus a Supplemental Redemption Amount at maturity based on the percentage increase, if any, of the value of the Reference Index above the threshold value of 100
Worst Case Scenario	¡ Investors receive only their principal at maturity

Summary of Selected Key Risks (see pages 13-15)

▪	The Securities do not pay interest.

▪	The Securities may not pay more than the principal amount at maturity.

▪	Any decline in the Reference Index’s allocation to the Equity Component will reduce your opportunity for any appreciation in the Reference Index.

▪
If the allocation to the Equity Component in the Reference Index goes to zero, it will stay at zero for the remaining term of the Securities, and the Securities will not participate in any subsequent appreciation in the Equity Component.

▪
If any such reduction in the allocation to the Equity Component to zero were to occur, the earlier it occurs during the term of the Securities, the more adversely it will affect the market price of the Securities.

▪
The market price of the Securities will be influenced by many unpredictable factors, and could be adversely affected by a decrease in the net asset value of the Class D shares of the Fund or a decline in interest rates.

▪	Use of the Leverage Component may increase the adverse impact on the Reference Index from downward movements in the value of the Equity Component.

▪
Your return on the Securities will reflect the deduction of costs such as the Reference Index Adjustment Factor, the Daily Leverage Charge, if any, the implicit sales charge on the purchase of the Securities due to the initial value of the Reference Index being set at 97, which is below the threshold value of 100.

▪	The antidilution adjustments the Calculation Agent is required to make do not cover every event that could affect the Class D shares of the Fund.

▪	Secondary trading may be limited and you could receive less, and possibly significantly less, than the stated principal amount per Security if you try to sell your Securities prior to maturity.

▪	Inclusion of commissions and projected profit from hedging in the original Issue Price is likely to adversely affect secondary market prices.

▪	Your brokerage firm and your broker may have economic interests that are different from yours due to the annual commission they receive if you hold your Securities.

▪
The hypothetical investment in the Class D shares of the Fund may be replaced in the Equity Component by a hypothetical investment in the shares of the PowerShares DB G10 Currency Harvest Fund under certain circumstances, and the value of the Securities may be adversely affected.

▪	Credit risk to Morgan Stanley whose credit rating is currently Aa3/AA–.

November 2007	Page 6

Morgan Stanley FX Alpha Plus Strategy Portfolio –– Protected Fund-Linked Securities
Based on the Performance of the 2007-3 Fund Dynamic Reference Index
Fact Sheet
The Securities offered are senior unsecured obligations of Morgan Stanley, and have the terms described in the preliminary pricing supplement, the prospectus supplement and the prospectus.  The Securities are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.

Expected Key Dates
Pricing Date:	Original Issue Date (Settlement Date):	Maturity Date:
November , 2007	November , 2007 (5 business days after the Pricing Date)	November 30, 2012

Key Terms
Issuer:	Morgan Stanley
Reference Index:
The Reference Index will be the 2007-3 Fund Dynamic Reference Index which tracks the performance of hypothetical investments in two assets and a liability (each, an “Index Component”).  The two assets are (i) the Equity Component and (ii) the Zero-Coupon Bond Component.  The liability is the Leverage Component.
The Reference Index will have an initial value of 97.
Please read “Investment Overview” on pages 2-5 for more information on the Reference Index.

Issue Price:	$10 per Security (see “Syndicate Information” on page 9)
Denominations:	$10 and integral multiples thereof
Aggregate Principal Amount:	$
Payment at Maturity:	$10 plus a Supplemental Redemption Amount, if any.
Supplemental Redemption Amount:	The greater of (i) zero and (ii) $10 times the percentage change in the Reference Index as of the Determination Date from the threshold value of 100.
Determination Date:	November 23, 2012
Equity Component:	Each “unit” of the Equity Component represents the value over time of an initial $100 hypothetical currency-based investment in the Class D shares of the Fund.
Zero-Coupon Bond Component:
Each “unit” of the Zero-Coupon Bond Component represents the value of a hypothetical $100 face value zero-coupon bonds investment maturing on the scheduled Determination Date with a yield to maturity equal to the applicable zero-coupon yield based on prevailing USD swap rates.  The Zero-Coupon Bond Component is used to assure that the value of the Reference Index will be at or above 100 at maturity.

Leverage Component:
The Leverage Component represents the cost of hypothetical borrowed funds which is used to leverage the allocation to the Equity Component above 100%.  The maximum allocation to the Equity Component is 150%.
Whenever the exposure to the Equity Component is increased above 100% through the use of the Leverage Component, the amount of the Leverage Component will be increased by a Daily Leverage Charge at the federal funds rate plus a spread of 0.95% per annum (on a 30/360-day basis).

Allocation Among Index Components:	Index Component	Allocation
	Equity Component	90% to 100%
	Zero-Coupon Bond Component	0% to 10%
	Leverage Component	0%

The actual initial allocations will be determined on the Pricing Date.  Subsequent reallocations will set the allocation to the Equity Component to five times the quotient of (i) the difference between the Reference Index Closing Value and the Bond Floor divided by (ii) the Reference Index Closing Value.

Bond Floor:
Value at any given time of a hypothetical zero-coupon bond with a face value of $100 maturing on the scheduled Determination Date with a yield to maturity equal to the applicable zero-coupon yield based on prevailing USD swap rates.  The Bond Floor is compared to the Reference Index Closing Value in order to determine whether more or less hypothetical funds may be invested in the Equity Component in a manner that is consistent with the goal of assuring that the value of the Reference Index will be at or above 100 at maturity.

November 2007	Page 7

Morgan Stanley FX Alpha Plus Strategy Portfolio –– Protected Fund-Linked Securities
Based on the Performance of the 2007-3 Fund Dynamic Reference Index
Costs:
The value of the Reference Index will be reduced by certain adjustment factors and fees as described below.  Such adjustment factors and fees will reduce the potential return on the Securities:

¡  “Reference Index Adjustment Factor” of 1.75% per annum on the level of the Reference Index; and

¡  “Daily Leverage Charge” of federal funds rate plus 0.95% per annum (on a 30/360-day basis) on any hypothetical amounts borrowed via the Leverage Component.

The Reference Index Adjustment Factor will be reduced to zero if the allocation to the Equity Component is reduced to zero.
Additional costs include:

¡  An implicit 3% sales charge paid upon the purchase of the Securities because the initial value of the Reference Index will be set at 97, which is below the threshold value of 100;

¡  0.25% annual commission paid to your broker as long as the allocation to the Equity Component is greater than zero; and

¡  Cost of bid/offer spread in hypothetical purchase and sale transactions of the Zero-Coupon Bond Component to carry out Index Component reallocations and, if applicable, any then current redemption fees on sales of the Class D shares of the Fund related to short-term trading policies.

In addition, the net asset value of the Class D shares of the Fund reflects the operating expenses (which are estimated to be 1.59% per annum of the average daily net assets of the Class D shares of the Fund, including monthly advisory fees, estimated to be 1.10% per annum of the average daily net assets of the Class D shares of the Fund, paid to the Investment Adviser, which is an affiliate of ours).  The advisory fee for the Fund, with a base of 1.10% per annum of the average daily net assets of the Class D shares of the Fund, is subject to upward or downward adjustment depending on the performance of the Fund, which would affect the overall Fund operating expenses.  The Investment Adviser pays the Sub-Adviser on a monthly basis a portion of the net advisory fees it receives.

Risk Factors:	Please read all of the “Risk Factors” on pages 13-15.

General Information
Listing:	None
CUSIP:	617475124
Minimum Ticketing Size:	100 Securities
Trustee:	The Bank of New York (as successor Trustee to JPMorgan Chase Bank, N.A.)
Calculation Agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”)
Use of Proceeds and Hedging:
The net proceeds we receive from the sale of the Securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Securities through one or more of our subsidiaries.
On or prior to the Pricing Date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the Securities by taking positions in the Class D shares of the Fund and in USD interest rate swaps, as well as in other instruments our affiliates may choose to use in connection with such hedging.  We cannot give any assurance that our hedging activity will not affect the net asset value of the Class D shares of the Fund and, therefore, such activity may adversely affect the value of the Securities and the payment you will receive at maturity.  For further information, see “Use of Proceeds and Hedging” in the accompanying preliminary pricing supplement.

ERISA:	See “ERISA Matters for Pension Plans and Insurance Companies” in the accompanying preliminary pricing supplement.
Contact:
Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

November 2007	Page 8

Morgan Stanley FX Alpha Plus Strategy Portfolio –– Protected Fund-Linked Securities
Based on the Performance of the 2007-3 Fund Dynamic Reference Index
Tax Considerations

The Securities will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying prospectus supplement called “United States Federal Taxation—Tax Consequences to U.S. Holders – Notes – Optionally Exchangeable Notes.”  Under this treatment, if you are a U.S. taxable investor, you will be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the Securities, regardless of whether any stated interest is payable on the Securities.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the Securities will be treated as ordinary income.  If the Securities were priced on November 1, 2007, the “comparable yield” would be a rate of 5.1000% per annum compounded semi-annually; however, the final comparable yield will be determined on the pricing date and may be different than the comparable yield set forth above.  Based on the comparable yield set forth above, the “projected payment schedule” for a Security (assuming an issue price of $10) consists of a projected amount equal to $12.8644 due at maturity. The actual comparable yield and the projected payment schedule of the Securities will be updated in the final pricing supplement.  You should read the discussion under “Description of Securities—United States Federal Income Taxation” in the accompanying preliminary pricing supplement and under “United States Federal Taxation—Tax Consequences to U.S. Holders–-Notes—Optionally Exchangeable Notes” in the accompanying prospectus supplement concerning the U.S. federal income tax consequences of investing in the Securities.

The following table states the amount of original issue discount (“OID”) (without taking into account any adjustments to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the Securities) that will be deemed to have accrued with respect to a Security for each accrual period (assuming a day count convention of 30 days per month and 360 days per year), based upon the comparable yield set forth above.

ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER SECURITY)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER SECURITY) AS OF END OF ACCRUAL PERIOD
Original Issue Date through December 31, 2007	$0.0425	$0.0425
January 1, 2008 through June 30, 2008	$0.2561	$0.2986
July 1, 2008 through December 31, 2008	$0.2626	$0.5612
January 1, 2009 through June 30, 2009	$0.2693	$0.8305
July 1, 2009 through December 31, 2009	$0.2762	$1.1067
January 1, 2010 through June 30, 2010	$0.2832	$1.3899
July 1, 2010 through December 31, 2010	$0.2904	$1.6803
January 1, 2011 through June 30, 2011	$0.2978	$1.9781
July 1, 2011 through December 31, 2011	$0.3054	$2.2835
January 1, 2012 through June 30, 2012	$0.3132	$2.5968
July 1, 2012 through November 30, 2012	$0.2677	$2.8644

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ accruals of OID and adjustments in respect of the Securities, and we make no representation regarding the actual amounts of payments that will be made on a Security.

If you are a non-U.S. investor, please also read the section of the accompanying preliminary pricing supplement called “Description of Securities—United States Federal Income Taxation – Tax Consequences to Non-U.S. Holders” as well as the section of the accompanying prospectus supplement called “United States Federal Taxation—Non-U.S. Holders—Notes.”  Non-U.S. investors should note that, due to uncertainty with regard to the tax treatment of the Securities, U.S. withholding tax could apply to payments on the Securities held by a non-U.S. investor.

You are urged to consult your own tax advisors regarding all aspects of the U.S. federal income tax consequences of investing in the Securities as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Syndicate Information
Issue Price of the Securities	Selling Concession	Principal Amount of Securities for Any Single Investor
$10.000	$0.300	<$999K
$9.950	$0.250	$1MM-$2.99MM
$9.925	$0.225	$3MM-$4.99MM
$9.900	$0.200	>$5MM

This offering summary represents a summary of the terms and conditions of the Securities.  We encourage you to read the preliminary pricing supplement, prospectus supplement and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document.

November 2007	Page 9

Morgan Stanley FX Alpha Plus Strategy Portfolio –– Protected Fund-Linked Securities
Based on the Performance of the 2007-3 Fund Dynamic Reference Index
How the Protected Fund-Linked Securities Work

Hypothetical Payments at Maturity
At maturity, if the Reference Index Closing Value on the Determination Date is greater than the threshold value, for each $10 principal amount of Securities that you hold, you will receive a Supplemental Redemption Amount in addition to the principal amount of $10.  The Supplemental Redemption Amount will be calculated by the Calculation Agent on the Determination Date and is equal to (i) $10 times (ii) the percentage, if any, by which the Reference Index Closing Value on the Determination Date exceeds the threshold value.

Example:
The Reference Index Closing Value on the Determination Date is 10% greater than the threshold value.

Reference Index initial value:	97

Threshold value:	100

Reference Index Closing Value on the Determination Date:	110

Supplemental Redemption Amount per Security	=	$10	x	110 – 100	=	$1.00
100

In the example above, the total Payment at Maturity per Security would equal $11.00, which is the sum of the principal amount of $10 and a Supplemental Redemption Amount of $1.00.

If the Reference Index Closing Value on the Determination Date is less than or equal to the threshold value, you will not receive any Supplemental Redemption Amount and will receive only the return of your $10 principal amount at maturity.

Hypothetical Allocations
The asset allocation of the Reference Index will fluctuate during the term of the Securities based on, among other things, the performance of the Equity Component and interest rates.  If the Equity Component has declined in value or interest rates decline, some or all of the hypothetical funds may be allocated out of the Equity Component and into the Zero-Coupon Bond Component, in order to preserve the objective of the Reference Index to be at least equal to 100 on the Determination Date.  Only to the extent that hypothetical funds are allocated to the Equity Component will the Reference Index participate in subsequent increases in the value of the Equity Component.

The following are four hypothetical examples of the effects of Reallocation Determination Events.  These hypothetical examples assume that the value of the Reference Index does not change between the determination of a Reallocation Determination Event and the subsequent reallocation and that purchases and sales of the Equity Component and Zero-Coupon Bond Component are made without taking into account the bid/offer spread on the hypothetical purchases and sales of the Zero-Coupon Bond Component or any short-term trading fees of the Fund, if applicable.

November 2007	Page 10

Morgan Stanley FX Alpha Plus Strategy Portfolio –– Protected Fund-Linked Securities
Based on the Performance of the 2007-3 Fund Dynamic Reference Index
Example 1:
A Reallocation Determination Event requires the entire value of the hypothetical funds to be allocated to the Equity Component.

Values at test for Reallocation Determination Event:		Values after Reallocation:
Reference Index Closing Value:	106.25	Reference Index Closing Value:	106.25
Bond Floor:	85.00	Bond Floor:	85.00
Buffer:	20% (106.25 – 85.00)/106.25	Buffer:	20%
Multiple:	5	Multiple:	5
Targeted Equity Exposure:	100%	Targeted Equity Exposure:	100%
Gap Ratio:	26.56% (106.25 – 85)/80	Gap Ratio:	20.00%
Target Gap Risk Range:	15% to 25%	Target Gap Risk Range:	15% to 25%
Current Value of Allocation to Equity Component:	80.00	Current Value of Allocation to Equity Component:	106.25
Current Value of Allocation to Zero-Coupon Bond Component:	26.25	Current Value of Allocation to Zero-Coupon Bond Component:	0.00
Current Value of Allocation to Leverage Component:	0.00	Current Value of Allocation to Leverage Component:	0.00

In the example above, the Gap Ratio is 26.56%, which is outside the Target Gap Risk Range.  Consequently, a Reallocation Determination Event has occurred and the Calculation Agent must determine the Targeted Equity Exposure, which is 100% (Buffer times Multiple or 20% times 5).  To effect the reallocation then required, which is to increase the exposure of the Reference Index to the Equity Component, the Calculation Agent hypothetically sells the Zero-Coupon Bond Component and purchases additional Equity Component, so that the exposure to the Equity Component will be equal to 100% of the Reference Index Closing Value.

Example 2:
A Reallocation Determination Event requires the use of the Leverage Component to increase the allocation to the Equity Component to greater than 100% of the value of the Reference Index.

Values at test for Reallocation Determination Event:		Values after Reallocation:
Reference Index Closing Value:	109	Reference Index Closing Value:	109
Bond Floor:	85.00	Bond Floor:	85.00
Buffer:	22.02% (109 – 85.00)/109	Buffer:	22.02%
Multiple:	5	Multiple:	5
Targeted Equity Exposure:	110.09%	Targeted Equity Exposure:	110.09%
Gap Ratio:	26.67% (109.00 – 85.00)/90.00	Gap Ratio:	20.00%
Target Gap Risk Range:	15% to 25%	Target Gap Risk Range:	15% to 25%
Current Value of Allocation to Equity Component:	90.00	Current Value of Allocation to Equity Component:	120
Current Value of Allocation to Zero-Coupon Bond Component:	19.00	Current Value of Allocation to Zero-Coupon Bond Component:	0.00
Current Value of Allocation to Leverage Component:	0.00	Current Value of Allocation to Leverage Component:	11.00

In the example above, the Gap Ratio is 26.67%, which is outside the Target Gap Risk Range.  Consequently, a Reallocation Determination Event has occurred, and the Calculation Agent must determine the Targeted Equity Exposure, which is 110.09% (Buffer times Multiple or 22.02% times 5).  To effect the reallocation then required, which is to increase the exposure of the Reference Index to the Equity Component, the Calculation Agent hypothetically sells the Zero-Coupon Bond Component and uses the Leverage Component to purchase additional Equity Component, so that the exposure to the Equity Component will be equal to 110.09% of the Reference Index Closing Value.

November 2007	Page 11

Morgan Stanley FX Alpha Plus Strategy Portfolio –– Protected Fund-Linked Securities
Based on the Performance of the 2007-3 Fund Dynamic Reference Index
Example 3:
A Reallocation Determination Event requires the allocation to the Equity Component to be reduced and the reduction of the Leverage Component to zero before increasing the allocation to the Zero-Coupon Bond Component.

Values at test for Reallocation Determination Event:		Values after Reallocation:
Reference Index Closing Value:	101.00	Reference Index Closing Value:	101.00
Bond Floor:	85.00	Bond Floor:	85.00
Buffer:	15.84% (101.00 – 85.00)/101.00	Buffer:	15.84%
Multiple:	5	Multiple:	5
Targeted Equity Exposure:	approximately 79.21%	Targeted Equity Exposure:	approximately 79.21%
Gap Ratio:	14.68% (101.00 – 85.00)/109.00	Gap Ratio:	20.00%
Target Gap Risk Range:	15% to 25%	Target Gap Risk Range:	15% to 25%
Current Value of Allocation to Equity Component:	109.00	Current Value of Allocation to Equity Component:	80.00
Current Value of Allocation to Zero-Coupon Bond Component:	0.00	Current Value of Allocation to Zero-Coupon Bond Component:	21.00
Current Value of Allocation to Leverage Component:	8.00	Current Value of Allocation to Leverage Component:	0.00

In the example above, the Gap Ratio is 14.68%, which is outside the Target Gap Risk Range.  Consequently, a Reallocation Determination Event has occurred and the Calculation Agent must determine the Targeted Equity Exposure, which is 79.21% (Buffer times Multiple or 15.84% times 5).  To effect the reallocation then required, which is to decrease the exposure to the Reference Index to the Equity Component, the Calculation Agent hypothetically sells a portion of the Equity Component, using the hypothetical funds received to first reduce the Leverage Component to zero and then to purchase an amount of the Zero-Coupon Bond Component until the exposure to the Equity Component decreases to 79.21% of the Reference Index Closing Value.

Example 4:
The Buffer falls below 1% and a Defeasance Event has occurred, requiring the allocation to the Equity Component to be reduced to zero.  The resulting amount of hypothetical funds from the hypothetical sale of the Equity Component added to the value of the Zero-Coupon Bond Component is less than the Bond Floor.

Values at test for Reallocation Determination Event:		Values after Reallocation:
Reference Index Closing Value:	86.00	Reference Index Closing Value:	86.00
Bond Floor:	86.50	Bond Floor:	86.50
Buffer:	–0.58% (86.00 – 86.50)/86.00	Buffer:	N/A Defeasance
Multiple:	5	Multiple:	5
Targeted Equity Exposure:	-2.91%	Targeted Equity Exposure:	0.00%
Gap Ratio:	-16.67% (86.00 – 86.50)/3.00	Gap Ratio:	N/A Defeasance
Target Gap Risk Range:	15% to 25%	Target Gap Risk Range:	N/A Defeasance
Current Value of Allocation to Equity Component:	3.00	Current Value of Allocation to Equity Component:	0.00
Current Value of Allocation to Zero-Coupon Bond Component:	83.00	Current Value of Allocation to Zero-Coupon Bond Component:	86.00
Current Value of Allocation to Leverage Component:	0.00	Current Value of Allocation to Leverage Component:	0.00

In the example above, the Reference Index Closing Value is 86.00 and the Bond Floor is 86.50, thereby decreasing the Buffer to below 1% causing a Defeasance Event.  As a result, the Calculation Agent hypothetically sells all of the remaining Equity Component and purchases an additional amount of the Zero-Coupon Bond Component with the hypothetical proceeds of such sale.  No hypothetical funds will be allocated to the Equity Component for the remaining term of the Securities.

Please read “Annex B—Hypothetical Allocations” in the accompanying preliminary pricing supplement for additional examples illustrating the hypothetical reallocation process.  You may access the preliminary pricing supplement via the following hyperlink:

HUPreliminary Pricing Supplement No. 414 dated November 5, 2007U

November 2007	Page 12

Morgan Stanley FX Alpha Plus Strategy Portfolio –– Protected Fund-Linked Securities
Based on the Performance of the 2007-3 Fund Dynamic Reference Index
Risk Factors
The Securities are financial instruments that are suitable only for investors who are capable of understanding the complexities and risks specific to the Securities.  Accordingly, investors should consult with their own financial and legal advisors as to the risks entailed by an investment in the Securities and the suitability of such Securities in light of the investor’s particular circumstances.

The following is a non-exhaustive list of certain key risk factors for investors in the Securities.  For a more detailed list of risk factors, please see the accompanying preliminary pricing supplement.  In addition to the information set forth herein and in the accompanying preliminary pricing supplement, the investors should carefully consider the information in the prospectus for the Fund, including, without limitation, information under “The FX Alpha Plus Strategy Portfolio—Principal Risks” and “The FX Alpha Plus Strategy Portfolio—Additional Risk Information.”  Prospective holders are further advised that the contents of the prospectus for the Fund, and any documents incorporated by reference therein, are not incorporated by reference herein or in any way made a part hereof.

Structure Specific Risk Factors

▪
The Securities may not pay more than the principal amount at maturity.  If the Reference Index Closing Value on the Determination Date is less than 100, the Supplemental Redemption Amount will be zero and you will receive only the principal amount of $10 for each Security you hold at maturity. The return of only the principal amount at maturity will be less than the amount that would be paid on an ordinary debt security and will not compensate you for the effects of inflation and other factors relating to the value of money over time.

▪	Unlike ordinary debt securities, the Securities do not pay interest.

▪
Allocation to the Equity Component may decline and adversely affect the return on the Securities.  While the initial allocation to the Equity Component will be in the range of 90% to 100%, this allocation will change over the term of the Securities.  Certain economic or market factors, such as declines or insufficient gains in the value of the Equity Component or low interest rates, will cause the allocation to the Zero-Coupon Bond Component to increase.  Any allocation of the Reference Index to the Zero-Coupon Bond Component will reduce the extent to which the Reference Index will participate in the performance of the Equity Component.  The appreciation, if any, of the Reference Index above the threshold value is also dependent upon the allocation to the Equity Component within the Reference Index.  In other words, if the allocation to the Equity Component is reduced, it is possible that the value of the Equity Component could increase significantly during the term of the Securities, but that the value of the Reference Index may reflect little, if any, of that increase.  If the allocation to the Equity Component goes to zero, it will remain at zero for the remainder of the term of the Securities and the Payment at Maturity per Security will be limited to the $10 principal amount and no more than a small Supplemental Redemption Amount, if any.

▪
Allocation procedures may adversely impact the Payment at Maturity.  Investing in the Securities is not the same as a direct investment in any of the components of the Reference Index, because the Reference Index changes its allocation among the Index Components whenever a Reallocation Determination Event occurs. The timing of the reallocations among the Index Components can adversely affect the value of the Reference Index on the Determination Date, which will in turn adversely affect the Supplemental Redemption Amount.

▪
Market price influenced by many unpredictable factors.  Several factors will influence the value of the Securities in the secondary market including the value of the Reference Index and the Index Components, the net asset value of the Class D shares of the Fund, the volatility of the Class D shares of the Fund, market interest rates, the distribution rate on the Class D shares of the Fund, the volatility of the currencies to which the Fund has exposure, whether and when a defeasance event has occurred, the time remaining to maturity and the creditworthiness of Morgan Stanley.

▪
Use of leverage may adversely affect the Securities.  Although the Leverage Component offers the potential for increases in the Reference Index value that are greater than corresponding increases in the value of an un-leveraged investment in the Equity Component, leverage also entails a higher degree of risk: any downward movement in the value of the Equity Component will result in a correspondingly larger reduction in the Reference

November 2007	Page 13

Morgan Stanley FX Alpha Plus Strategy Portfolio –– Protected Fund-Linked Securities
Based on the Performance of the 2007-3 Fund Dynamic Reference Index
Index. In addition, the Daily Leverage Charge associated with the allocation to the Leverage Component will reduce the value of the Reference Index daily.

▪
Costs will affect the value of the Securities.  Your return on the Securities will reflect the deduction of certain costs of investing in the Securities.  These costs include explicit charges that will be reflected in reductions in the value of the Reference Index over the term of the Securities, by means of the Reference Index Adjustment Factor and the Daily Leverage Charge.  The Reference Index will also be reduced as a consequence of effecting hypothetical purchases and sales of the Equity Component and the Zero-Coupon Bond Component, taking into account any short-term trading fees of the Fund, if applicable, and the bid/offer spread, respectively, in the course of reallocations of the Index Components.  In addition, there is an implicit sales charge paid upon the purchase of the Securities because the initial value of the Reference Index will be set at 97, which is below the threshold value of 100, as well as implicit charges that are reflected in the net asset value of the Class D shares of the Fund in the form of operating expenses of the Fund.

▪
The antidilution adjustments the Calculation Agent is required to make do not cover every event that could affect the Class D shares of the Fund.  MS & Co., as Calculation Agent, will adjust the amount payable at maturity for certain events affecting the Class D shares of the Fund.  However, the Calculation Agent will not make an adjustment for every event that could affect the Class D shares of the Fund.  If an event occurs that does not require the Calculation Agent to adjust the amount payable at maturity, the market price of the Securities may be materially and adversely affected.

Other Risk Factors

▪	Secondary trading may be limited. There may be little or no secondary market for the Securities. The Securities will not be listed on any exchange.

▪
The inclusion of commissions in the original Issue Price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase Securities in secondary market transactions will likely be lower than the original Issue Price, since the original Issue Price included, and secondary market prices are likely to exclude, commissions paid with respect to the Securities.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

▪
Potential adverse economic interests of the Calculation Agent.  The economic interests of the Calculation Agent and other affiliates of the issuer, including the Fund, the Investment Adviser and the Sub-Adviser, are potentially adverse to an investor’s interests.  The Calculation Agent has certain potential conflicts of interest by virtue of its relationship with the issuer and the hedging activity related to Securities which it or other affiliates will carry out.

▪
The brokerage firm through which you hold your Securities and your broker may have economic interests that are different from yours.  In addition to the commission paid at the time of the initial offering of the Securities, commissions will be paid on an annual basis to brokerage firms, including MS & Co. and its affiliates, whose clients purchased Securities in the initial offering and who continue to hold their Securities.  As a result of these arrangements, your brokerage firm and your broker may have an incentive to encourage you to hold the Securities because they will not receive the annual commission for the current year or for future years if you sell your Securities.

▪
Hedging and trading activity by the Calculation Agent and its affiliates could potentially adversely affect the net asset value of the Class D shares of the Fund or the USD swap rates.  MS & Co. and other affiliates of the issuer’s will carry out hedging activities related to the Securities (and to other instruments linked to the Fund or currencies to which the Fund has exposure).  MS & Co. and some of the issuer’s other subsidiaries also trade the currencies in which the Fund may invest, other financial instruments related to these currencies and USD interest rate swaps on a regular basis.  Any of these hedging or trading activities on or prior to the Pricing Date could potentially increase the initial value of the Class D shares of the Fund and, as a result, could increase the value at which the Class D shares of the Fund must close before you receive a Payment at Maturity that exceeds the principal amount of the Securities.  Additionally, such hedging or trading activities during the term of the Securities

November 2007	Page 14

Morgan Stanley FX Alpha Plus Strategy Portfolio –– Protected Fund-Linked Securities
Based on the Performance of the 2007-3 Fund Dynamic Reference Index
could affect the net asset value of the Class D shares of the Fund and the USD swap rates on the Determination Date and, accordingly, the Payment at Maturity.

▪
The Class D shares of the Fund may be replaced in the Equity Component by the shares of the PowerShares DB G10 Currency Harvest Fund under certain circumstances.  If purchasing the Class D shares of the Fund is or will be restricted, or fees are or will be imposed on the sales or purchases of the Class D shares of the Fund, other than any short-term trading fees, for more than three consecutive trading days, or the Fund is or will be liquidated or otherwise terminated or the Class D shares of the Fund are or will be eliminated, the hypothetical investment in the Class D shares of the Fund will be replaced in the Equity Component by a hypothetical investment in the shares of the PowerShares DB G10 Currency Harvest Fund and the value of the Securities could be adversely affected.  Please see the section of the accompanying preliminary pricing supplement called “Description of Securities—Substitution Event.”

November 2007	Page 15

Morgan Stanley FX Alpha Plus Strategy Portfolio –– Protected Fund-Linked Securities
Based on the Performance of the 2007-3 Fund Dynamic Reference Index
Information about the Reference Index

Hypothetical Simulated Data on the Reference Index
The following tables and graphs set forth hypothetical simulated levels of the Reference Index at the end of each month during five different five-year periods beginning on October 1, 2000, April 1, 2001, October 1, 2001, April 1, 2002 and October 1, 2002..  The hypothetical performance of the Reference Index is based entirely on simulated data for the performance of the Equity Component derived from the simulated application to historical foreign exchange rates and interest rates of the Investment Adviser’s proprietary currency investment strategy and risk parameters, pursuant to which it currently makes investments for the Fund.  This hypothetical simulated information has been calculated as if the Reference Index existed during the relevant periods, although it did not, and is based solely on the simulated application of the investment strategy: it should not be taken as actual historical performance or as an indication of the future performance of the Reference Index over the term of the Securities or the actual total payment on the Maturity Date of the Securities.  WE CAN GIVE YOU ABSOLUTELY NO ASSURANCE THAT THE SECURITIES WILL PAY ANY SUPPLEMENTAL REDEMPTION AMOUNT AT MATURITY.

The following hypothetical simulated information has been calculated by the Calculation Agent on the same basis as the Reference Index will be calculated.  However, the calculations used to determine the hypothetical simulated closing levels of the Reference Index contain necessary assumptions, estimates and approximations that may not be reflected in the calculation of the value of the Reference Index over the term of the Securities, including the principal assumptions set forth below.  As a result, the following hypothetical simulated values of the Reference Index may be different than they would have been if those assumptions had not been made and those estimates and approximations had not been necessary to calculate these hypothetical simulated values.

The calculations assume that:

▪	the Reference Index was created on the first business day of each five-year period with a level of 97;

▪
the initial allocations to the Equity Component and Zero-Coupon Bond Component are different in each example and were obtained based on the Targeted Equity Exposure as determined at the beginning of each five-year period;

▪
the simulated distributions in respect of the Class D shares of the Fund were made semi-annually in June and December and were hypothetically reinvested in the Equity Component on the declaration date of the respective distributions; and

▪
reallocations between the Equity Component and Zero-Coupon Bond Component were effected in reference to the hypothetical simulated performance described above and at the mid-swap rates (rather than at the offered-swap rates which will be used for hypothetical purchases of the Zero-Coupon Bond Component, or the bid-swap rates which will be used for hypothetical sales of the Zero-Coupon Bond Component, in order to effect a reallocation) for the Zero-Coupon Bond Component.

The following hypothetical simulated values have not been verified by an independent third party.  Swap rates used to calculate the hypothetical historical Zero-Coupon Bond Component were taken from Bloomberg.

November 2007	Page 16

Morgan Stanley FX Alpha Plus Strategy Portfolio –– Protected Fund-Linked Securities
Based on the Performance of the 2007-3 Fund Dynamic Reference Index

Five-Year Period Beginning October 1, 2000	2000 Reference Index Level	2001 Reference Index Level	2002 Reference Index Level	2003 Reference Index Level	2004 Reference Index Level	2005 Reference Index Level
January	–	100.78	109.81	115.20	118.03	122.49
February	–	102.21	110.62	115.03	118.74	123.19
March	–	105.13	111.42	113.89	118.95	123.96
April	–	106.33	112.28	115.70	118.42	124.71
May	–	107.15	112.63	116.68	118.25	126.05
June	–	108.56	113.01	117.22	118.62	126.78
July	–	108.48	112.49	116.53	119.85	127.39
August	–	108.87	112.93	116.64	120.14	127.88
September	–	108.37	113.14	117.22	120.44	129.03
October	98.18	109.75	113.44	116.64	120.66	–
November	99.59	110.02	114.73	116.84	120.57	–
December	99.71	109.55	114.77	117.40	121.14	–

The hypothetical Supplemental Redemption Amount per Security for this period would have been $2.902.  The total return on your investment per Security for this five-year period would have been equal to 29.02% of the principal amount.

Five-Year Period Beginning April 1, 2001	2001 Reference Index Level	2002 Reference Index Level	2003 Reference Index Level	2004 Reference Index Level	2005 Reference Index Level	2006 Reference Index Level
January	–	100.70	105.89	107.82	110.05	116.22
February	–	101.33	105.97	108.46	110.39	116.79
March	–	101.95	105.24	108.70	110.77	116.78
April	97.78	102.61	106.40	107.82	111.34	–
May	98.45	102.90	107.44	107.61	112.14	–
June	99.56	103.19	107.71	107.76	112.60	–
July	99.55	103.12	106.59	108.54	112.95	–
August	99.88	103.74	106.51	108.94	113.28	–
September	99.54	104.21	107.51	109.05	113.98	–
October	100.61	104.45	106.81	109.22	114.87	–
November	100.84	105.20	106.82	108.96	115.46	–
December	100.50	105.65	107.41	109.29	115.64	–

The hypothetical Supplemental Redemption Amount per Security for this period would have been $1.678.  The total return on your investment per Security for this five-year period would have been equal to 16.78% of the principal amount.

November 2007	Page 17

Morgan Stanley FX Alpha Plus Strategy Portfolio –– Protected Fund-Linked Securities
Based on the Performance of the 2007-3 Fund Dynamic Reference Index

Five-Year Period Beginning October 1, 2001	2001 Reference Index Level	2002 Reference Index Level	2003 Reference Index Level	2004 Reference Index Level	2005 Reference Index Level	2006 Reference Index Level
January	–	97.80	102.88	105.26	107.64	113.82
February	–	98.48	103.25	105.95	107.95	114.35
March	–	98.68	102.58	106.24	108.34	114.32
April	–	99.53	103.77	105.23	108.95	114.78
May	–	99.87	104.93	105.01	109.80	114.68
June	–	100.29	105.19	105.21	110.27	115.71
July	–	100.30	103.91	106.02	110.57	116.72
August	–	100.84	103.81	106.51	110.91	117.95
September	–	101.45	104.91	106.62	111.59	118.43
October	98.09	101.63	104.17	106.83	112.45	–
November	97.97	101.90	104.18	106.52	113.06	–
December	97.55	102.81	104.81	106.87	113.23	–

The hypothetical Supplemental Redemption Amount per Security for this period would have been $1.843.  The total return on your investment per Security for this five-year period would have been equal to 18.43% of the principal amount.

Five-Year Period Beginning April 1, 2002	2002 Reference Index Level	2003 Reference Index Level	2004 Reference Index Level	2005 Reference Index Level	2006 Reference Index Level	2007 Reference Index Level
January	–	100.72	102.66	104.63	109.85	116.72
February	–	100.97	103.40	104.77	110.28	116.99
March	–	100.25	103.77	105.06	110.24	117.56
April	97.49	101.33	102.44	105.68	110.66	–
May	97.76	102.71	102.19	106.52	110.59	–
June	98.04	102.88	102.39	106.93	111.45	–
July	97.79	101.16	103.17	107.06	112.39	–
August	98.58	101.04	103.82	107.47	113.50	–
September	99.23	102.43	103.89	107.95	113.97	–
October	99.40	101.58	104.14	108.63	114.72	–
November	99.91	101.54	103.69	109.17	114.98	–
December	100.58	102.20	104.02	109.34	115.90	–

The hypothetical Supplemental Redemption Amount per Security for this period would have been $1.756.  The total return on your investment per Security for this five-year period would have been equal to 17.56% of the principal amount.

November 2007	Page 18

Morgan Stanley FX Alpha Plus Strategy Portfolio –– Protected Fund-Linked Securities
Based on the Performance of the 2007-3 Fund Dynamic Reference Index

Five-Year Period Beginning October 1, 2002	2002 Reference Index Level	2003 Reference Index Level	2004 Reference Index Level	2005 Reference Index Level	2006 Reference Index Level	2007 Reference Index Level
January	–	98.26	100.66	102.96	108.48	115.51
February	–	98.78	101.42	103.10	108.92	115.81
March	–	98.10	101.81	103.40	108.82	116.34
April	–	99.24	100.45	104.08	109.24	116.93
May	–	100.64	100.20	105.00	109.10	117.90
June	–	100.83	100.44	105.45	110.00	118.95
July	–	99.03	101.28	105.53	111.02	119.51
August	–	98.95	101.97	106.04	112.23	119.67
September	–	100.33	102.07	106.47	112.72	120.21
October	97.09	99.49	102.34	107.20	113.48	–
November	97.22	99.51	101.90	107.78	113.74	–
December	98.30	100.14	102.27	107.95	114.68	–

The hypothetical Supplemental Redemption Amount per Security for this period would have been $2.021.  The total return on your investment per Security for this five-year period would have been equal to 20.21% of the principal amount.

November 2007	Page 19

Morgan Stanley FX Alpha Plus Strategy Portfolio –– Protected Fund-Linked Securities
Based on the Performance of the 2007-3 Fund Dynamic Reference Index
Morgan Stanley FX Alpha Plus Strategy Portfolio

The Morgan Stanley FX Alpha Plus Strategy Portfolio, which is managed by affiliates of ours, generally invests in currency spot, forward and non-deliverable forward transactions involving currencies selected based on a proprietary quantitative currency selection process.  The Fund also invests in money market instruments to generate income and to serve as collateral for the Fund’s investments in currency transactions.  The investment adviser to the Fund is Morgan Stanley Investment Advisors Inc. (the “Investment Adviser”) and the sub-adviser to the Fund is Morgan Stanley Investment Management Limited (the “Sub-Adviser”).  Subject to the supervision of the Board of Trustees of the Fund, the Investment Adviser, together with the Sub-Adviser, is responsible for managing the day-to-day operations and investment decisions of the Fund.  The Fund may impose restrictions on purchases of its shares and fees regarding purchases and sales of its shares.  The actions and judgments of the Fund and of the Investment Adviser and the Sub-Adviser may affect the value of the Fund and, consequently, could adversely affect the net asset value of the Class D shares of the Fund and, accordingly, the value of the Securities.

We have derived all information contained herein and in the accompanying preliminary pricing supplement regarding the Fund from the attached prospectus for the Fund.  Such information reflects the policies of, and is subject to change by the Fund.  The Fund, the Investment Adviser and the Sub-Adviser have no obligation in connection with the issuance and the performance of the Securities..  The prospectus for the Fund is not incorporated by reference herein nor incorporated by reference in the accompanying preliminary pricing supplement.

As a prospective purchaser of a Security, you should undertake an independent investigation of the Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

The Securities have not been passed on by the Fund, the Investment Adviser or the Sub-Adviser as to their legality or suitability.  The Securities are not issued, endorsed, sold or promoted by the Fund, the Investment Adviser or the Sub-Adviser.  The Fund, the Investment Adviser and the Sub-Adviser make no warranties and bear no liability with respect to the Securities.

Historical Information on the Morgan Stanley FX Alpha Plus Strategy Portfolio
The following table presents the published high and low Fund Closing Values, as well as any distributions made, for each quarter since the inception of the Fund on August 15, 2007.  The Fund Closing Value on November 1, 2007 was 9.93.  The issuer obtained the Fund Closing Values below from Bloomberg Financial Markets, without independent verification.  You should not take the historical Fund Closing Values as an indication of future performance.

Class D shares of the Fund	High	Low	Distributions
2007
Third Quarter (from August 15, 2007)	10.07	9.92	––
Fourth Quarter (through November 1, 2007)	10.06	9.90	––

The following graph shows the daily Fund Closing Values from August 15, 2007 through November 1, 2007.  The issuer obtained the information in the graph from Bloomberg Financial Markets, without independent verification.  You should not take the historical Fund Closing Values as an indication of future performance.

November 2007	Page 20